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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 15, 2005
Dear TCBI Shareholder:
I am pleased to present your company’s 2004 annual report. Additionally, earnings releases, performance information and corporate governance may be found in the investor section of the Company’s website at www.TexasCapitalBank.com.
I would also like to invite you to attend the Annual Meeting of Shareholders of Texas Capital Bancshares, Inc., the holding company for Texas Capital Bank, National Association:
Tuesday, May 17, 2005
10:00 a.m.
2100 McKinney Avenue, 9th Floor
Dallas, Texas 75201
214.932.6600
The attached Notice of Annual Shareholders’ Meeting describes the formal business to be transacted at the Annual Meeting. Certain directors and officers will be present at the meeting and will be available to answer any questions you may have.
We encourage you to review carefully the accompanying materials and sign, date, and return the enclosed proxy card promptly. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a proxy.
On behalf of the board of directors and all the employees of Texas Capital Bancshares, Inc., and its operating entities, thank you for your continued support.

Sincerely,

Joseph M. Grant
Chairman and Chief Executive Officer

TEXAS CAPITAL BANCSHARES, INC.
2100 McKinney Avenue
9th Floor
Dallas, Texas 75201
NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
To be held May 17, 2005
NOTICE IS HEREBY GIVEN that the annual stockholders’ meeting (the “Annual Meeting”) of Texas Capital Bancshares, Inc. (the “Company”), a Delaware corporation, and the holding company for Texas Capital Bank, National Association, will be on Tuesday, May 17, 2005, at 10:00 a.m. at the offices of the Company located at 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201.
A proxy statement and proxy card for this Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting upon the following matters:

1.	election of fourteen (14) directors for terms of one year each or until their successors are elected and qualified,

2.	approval of the Company’s 2005 Long-Term Incentive Plan, and

3.	to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
Information about the matters to be acted upon at the Annual Meeting is set forth in the accompanying proxy statement.
Stockholders of record at the close of business on March 28, 2005 are the only stockholders entitled to notice of and to vote at the Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the board of directors,

Larry A. Makel
Secretary
April 15, 2005
Dallas, Texas

PROXY STATEMENT

i

TEXAS CAPITAL BANCSHARES, INC.
2100 McKinney Avenue
9th Floor
Dallas, Texas 75201
PROXY STATEMENT
FOR THE ANNUAL STOCKHOLDERS’ MEETING
ON MAY 17, 2005

MEETING INFORMATION
This proxy statement is being furnished to Texas Capital Bancshares, Inc. (the “Company”) stockholders on April 15, 2005, in connection with the solicitation of proxies by the board of directors to be voted at the annual stockholders’ meeting (the “Annual Meeting”). The Annual Meeting will be held on May 17, 2005, at 10:00 a.m. at the offices of the Company located at 2100 McKinney, 9th Floor, Dallas, Texas 75201. The Company is the parent corporation of Texas Capital Bank, National Association (the “Bank”).
The purpose of the Annual Meeting is to consider and vote upon:

1.	election of fourteen (14) directors for terms of one year each or until their successors are elected and qualified,

2.	approval of the Company’s 2005 Long-Term Incentive Plan (“2005 Incentive Plan”), and

3.	to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
RECORD DATE AND VOTING SECURITIES
You are entitled to one vote for each share of voting common stock you own.
Your proxy will be voted in accordance with the directions you specify in the proxy. If you do not provide directions in the proxy but sign the proxy and return it, your proxy will be voted (a) FOR each of the nominees for director named in the proxy statement, (b) FOR approval of the 2005 Incentive Plan and (c) in the discretion of the proxy holders, for any other proposals that properly come before the Annual Meeting.
Only those stockholders that owned shares of the Company’s voting common stock on March 28, 2005, the record date established by the board of directors, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 25,557,896 shares of voting common stock outstanding held by 546 identified holders.
QUORUM AND VOTING
In order to have a quorum to transact business at the Annual Meeting, at least a majority of the total number of issued and outstanding shares of common stock must be present at the Annual Meeting, in person or by proxy. If there are not sufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the board of directors may postpone or adjourn the Annual Meeting in order to permit the further solicitation of proxies. Abstentions and broker non-votes will be counted toward a quorum but will not be counted in the votes for each of the proposals presented at the Annual Meeting.

SOLICITATION AND VOTING OF PROXIES
It is important that you are represented by proxy or are present in person at the Annual Meeting. The Company requests that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. Your proxy will be voted in accordance with the directions you provide. If you sign, date and return your proxy but do not provide any instructions, your proxy will be voted FOR each of the nominees as directors and FOR approval of the 2005 Incentive Plan.
Other than the election of fourteen (14) directors and approval of the 2005 Incentive Plan, the Company is not aware of any additional matters that will be presented for consideration at the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxy holder.
You may revoke your proxy at any time prior to its exercise by:

1. filing a written notice of revocation with the secretary of the Company,

2. delivering to the Company a duly executed proxy bearing a later date, or

3. attending the Annual Meeting, filing a notice of revocation with the secretary and voting in person.
A plurality of the votes cast in person or by proxy by the holders of voting common stock is required to elect a director. The 14 nominees receiving a plurality of votes cast by the holders of voting common stock will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors, assuming a quorum is present or represented by proxy at the Annual Meeting. There will be no cumulative voting in the election of directors.
The vote of a majority of the shares having voting power represented in person or by proxy is required to approve the 2005 Incentive Plan. Abstentions will have the same legal effect as a vote against the 2005 Incentive Plan, and broker non-votes will have no effect on such proposal. A broker non-vote occurs if a broker or other nominee holder of shares does not have discretionary authority and has not received voting instructions with respect to a particular matter.
The Company’s board of directors is making this solicitation and the Company will pay the costs of this proxy solicitation. The directors, officers and regular employees of the Company and the Bank may also solicit proxies by telephone or in person but will not be paid additional compensation to do so.
PROPOSALS FOR STOCKHOLDER ACTION
Election of Directors
The Company currently has fourteen (14) directors on the board of directors. Directors serve a one-year term or until their successors are elected and qualified. All of the nominees below currently serve as a director and have indicated their willingness to continue to serve as a director if elected. However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the proxy holders.

Nominees
At the Annual Meeting, the stockholders will elect fourteen (14) directors. The board of directors recommends a vote FOR each of the nominees set forth below:

Name	Age	Position

Joseph M. (Jody) Grant	66	Director; Chairman, Chief Executive Officer
George F. Jones, Jr.	61	Director; President and Chief Executive Officer of Texas Capital Bank, N.A.
Peter B. Bartholow	56	Director; Chief Financial Officer
Leo Corrigan III	51	Director
Frederick B. Hegi, Jr.	61	Director
James R. Holland, Jr.	61	Director
Larry A. Makel	51	Director; Corporate Secretary
Walter W. McAllister III	63	Director
Lee Roy Mitchell	68	Director
Steve Rosenberg	46	Director
John C. Snyder	63	Director
Robert W. Stallings	55	Director
James Cleo Thompson, Jr.	74	Director
Ian J. Turpin	60	Director

Joseph M. (Jody) Grant has been the Chairman of the Board and Chief Executive Officer since the Company commenced operations in 1998. In addition, he currently serves as the Chairman of the Board of the Bank. Prior to co-founding the Company, Mr. Grant served as Executive Vice President, Chief Financial Officer and a member of the board of directors of Electronic Data Systems Corporation from 1990 to March 1998. From 1986 to 1989, Mr. Grant had served as the Chairman and Chief Executive Officer of Texas American Bancshares, Inc.
George F. Jones, Jr. has served as the Chief Executive Officer and President of the Bank since its inception in December 1998. Mr. Jones was also a founder of Resource Bank, the predecessor bank. From 1993 until 1995, Mr. Jones served as an Executive Vice President of Comerica Bank, which acquired NorthPark National Bank in 1993. From 1986 until Comerica’s acquisition of NorthPark in 1993, Mr. Jones served as either NorthPark’s President or President and Chief Executive Officer.
Peter B. Bartholow has served as the Chief Financial Officer since October 6, 2003. Mr. Bartholow had served as a Managing Partner with Hat Creek Partners, a Dallas, Texas private equity firm from January 1999 to October 2003. Prior to joining Hat Creek Partners, he was Vice President of Corporate Finance of EDS and also served on A.T. Kearney’s board of directors during that time.
Leo Corrigan III has been a director since September 2001. He has served as President of Corrigan Securities, Inc., a real estate investment company since 1972. Mr. Corrigan was a director of Texas Capital Bank from December 1998 to September 2001.
Frederick B. Hegi, Jr. has been a director since June 1999. He has been a partner of Wingate Partners, an investment company, since he co-founded it in 1987. Mr. Hegi currently serves as Chairman of the board of directors of United Stationers, Inc. and as a director of Drew Industries Incorporated and Lone Star Technologies, Inc.
James R. Holland, Jr. has been a director since June 1999. He has served as the President and Chief Executive Officer of Unity Hunt, Inc., a diversified holding company, since 1991. He has also served as

Chief Trustee of the Lamar Hunt Trust Estate since 1991. Mr. Holland currently serves on the board of directors of Placid Holding Company and International Surface Preparation Corporation.
Larry A. Makel has been the Corporate Secretary since the Company’s formation in 1998 and a director since September 2001. He is a partner and member of the Executive Committee of Patton Boggs LLP, a national law firm, a position he has held since June 1997. He was a director of Texas Capital Bank from December 1998 to September 2001.
Walter W. McAllister III has been a director since June 1999. He served as Chairman of the Texas Insurance Agency Group of Companies, a group of affiliated property and casualty insurance agencies, from 1992 until his retirement in March 2002.
Lee Roy Mitchell has served as a director since June 1999. He has served as Chairman of the board of directors and Chief Executive Officer of Cinemark USA, Inc., a movie theater operations company, since 1985.
Steven Rosenberg has served as a director since September 2001. He is President of SPR Ventures, Inc., a private investment company. He was a director of Texas Capital Bank from 1999 to September 2001.
John C. Snyder has served as a director since June 1999. He has also served as Chairman of Snyder Operating Company LLC, an investment company, since June 2000. From 1977 to 1999, Mr. Snyder served as Chairman of the Board of Directors and Chief Executive Officer of Snyder Oil Corporation, an energy exploration and production company. In 1999, Snyder Oil Corporation was merged into Santa Fe Snyder Corporation, an energy exploration and production company, where Mr. Snyder served as Chairman of the Board of Directors through June 2000 when it was merged into Devon Energy Corporation. He also currently serves as a director of SOCO International plc, a UK oil and gas exploration company and advisory director of 4-D Global Energy, a French private equity company, focused on international energy investments.
Robert W. Stallings has served as a director since August 2001. He has also served as Chairman of the Board of Directors and Chief Executive Officer of Stallings Capital Group, an investment company, since March 2001. From 1991 to 2001, Mr. Stallings served as Chief Executive Officer of Pilgrim Capital Group, an investment company. He is currently Executive Chairman of the Board of Gainsco, Inc.
James Cleo Thompson, Jr. has been a director since September 2001. He has served as Chairman of the Board of Directors and President of Thompson Petroleum Corporation, an energy exploration and production company since 1978. He was a director of Texas Capital Bank from 1999 to September 2001.
Ian J. Turpin has been a director since May 2001. Since 1992, he has served as President and director of The LBJ Holding Company and various companies affiliated with the family of the late President of the U.S., Lyndon B. Johnson, which are involved in radio, real estate, private equity investments and managing diversified investment portfolios.
The board of directors recommends a vote FOR the election of each of the nominees.
Approval of 2005 Long-Term Incentive Plan
Upon recommendation of the Human Resources Committee of the Board of Directors of the Company, the Board of Directors of the Company has adopted, subject to stockholder approval, the Texas Capital Bancshares, Inc. 2005 Long-Term Incentive Plan (hereinafter called the “2005 Incentive Plan”). The 2005 Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain the services of key employees, key consultants, key contractors and non-employee directors. The 2005 Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be paid in cash or stock. The 2005 Incentive Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of key employees to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. The following is a brief description of the 2005 Incentive Plan. A copy of the 2005 Incentive Plan is attached as Exhibit A to this proxy statement, and the following description is qualified in its entirety by reference to the 2005 Incentive Plan.
It is the judgment of the Board of Directors of the Company that the 2005 Incentive Plan is in the best interest of the Company and its stockholders.
Replacement of 1999 Omnibus Stock Plan
The 2005 Incentive Plan will replace the Texas Capital Bancshares, Inc. 1999 Omnibus Stock Plan (the “1999 Plan”). Subject to shareholder approval of the 2005 Incentive Plan, the board of directors intends to amend the 1999 Plan to prevent the granting of any additional stock awards, including stock options, under the 1999 Plan. The stock options and restricted stock units previously granted under the 1999 Plan will continue to remain outstanding until such time as they are exercised or expire in accordance with the their terms.
Description of the 2005 Incentive Plan
Effective Date and Expiration. The 2005 Incentive Plan will become effective on May 17, 2005, subject to and conditioned upon stockholder approval of the 2005 Incentive Plan, and will terminate on May 17, 2015. No award may be made under the 2005 Incentive Plan after its expiration date, but awards made prior thereto may extend beyond that date.
Share Authorization. Subject to certain adjustments, the number of the Company’s common shares that may be issued pursuant to awards under the 2005 Incentive Plan is 1,500,000 shares. Shares are counted only to the extent they are actually issued. If shares are issued and reacquired by the Company, such shares are available for issuance under the 2005 Incentive Plan. Shares tendered in payment of the purchase price of an award or to satisfy tax withholding obligations or shares covered by an award that is settled in cash, are available for awards under the 2005 Incentive Plan.
A maximum of 200,000 shares may be granted in any one year in the form of any award to any one participant, of which a maximum of (i) 100,000 shares may be granted to a participant in the form of stock options or stock appreciation rights and (ii) 100,000 shares may be granted to a participant in the form of restricted stock, restricted stock units, performance awards or other stock based awards.
Administration. The 2005 Incentive Plan will be administered by the Human Resources Committee of the Board of Directors (the “Committee”). Currently, the Committee is comprised of four independent directors. The Committee may delegate its duties to a subcommittee or to one or more officers of the Company as provided in the 2005 Incentive Plan. The Committee will determine the persons to whom awards are to be made, determine the type, size and terms of awards, interpret the 2005 Incentive Plan, establish and revise rules and regulations relating to the 2005 Incentive Plan and make any other determinations that it believes necessary for the administration of the 2005 Incentive Plan.
Eligibility. Employees (including any employee who is also a director), consultants, contractors and non-employee directors of the Company or its subsidiaries whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2005 Incentive Plan. As of March 31, 2005, the Company had 112 employees, 12 directors, and 1 contractor who would be eligible under the 2005 Incentive Plan.
Stock Options. The Committee may grant either incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or non-qualified stock options. Recipients of stock options may pay the option exercise price in (i) cash, check, bank draft or money order payable to the order of the Company, (ii) by delivering to the Company common shares already owned by the participant having a fair market value equal to the aggregate option exercise price and that the participant has not acquired from the Company within six months prior to the exercise date, (iii) by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the common shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.
Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10) years from the date of grant. Options are not transferable other than by will or the laws of descent and distribution, except that the Committee may permit further transferability of a non-qualified stock option and, unless otherwise provided in the option agreement, a non-qualified stock option may be transferred to: one or more members of the immediate family of the participant; a trust for the benefit of one or more members of the immediate family of the participant; a partnership, the sole partners of which are the participant, members of the immediate family of the participant, and one or more family trusts; or a foundation in which the participant controls the management of the assets.
Stock Appreciation Rights. Stock appreciation rights (“SARs”) may, but need not, relate to options. A SAR is the right to receive an amount equal to the excess of the fair market value of a common share on the date of exercise over the fair market value of a common share on the date of grant. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Committee will determine the terms of each SAR at the time of the grant. Any SAR may not be granted at less than the fair market value of a common share on the date the SAR is granted and cannot have a term of longer than ten (10) years. Distributions to the recipient may be made in common shares, in cash or in a combination of both as determined by the Committee.
Restricted Stock and Restricted Stock Units. Restricted stock consists of shares that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units are the right to receive common shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.
Performance Awards. The Committee may grant performance awards payable in cash or common shares at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made. Subject to Committee discretion, a performance award will terminate for all purposes if the participant is not continuously employed by the Company at all times during the applicable performance period.

Other Awards. The Committee may grant other forms of awards payable in cash or common shares if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2005 Incentive Plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.
Dividend Equivalent Rights. The Committee may grant a dividend equivalent right either as a component of another award or as a separate award. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional common shares. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash or common shares.
Performance Goals. Awards of restricted stock, restricted stock units, performance awards and other awards (whether relating to cash or common shares) under the 2005 Incentive Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code that consist of one or more or any combination of the following criteria: growth in interest income and expense; net interest margin; efficiency ratio; growth in non-interest income and non-interest expense and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (including, fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity ratios (including EA/ FTE, pre-tax income/ FTE); credit quality measures; return on assets; return on equity; economic value of equity EVE; compliance ratings; internal controls; enterprise risk measures (including interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s Annual Report on Form 10-K. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.
Adjustments Upon Changes in Capitalization. The number of common shares subject to an award may be adjusted by the Committee, in the manner it deems equitable, in the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, split-off, combination, subdivision, repurchase or exchange of the common shares or other securities, issuance of warrants or other rights to purchase common shares or other similar corporate transaction or event affects the common shares such that the Committee determines that an adjustment is appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2005 Incentive Plan.
Amendment or Discontinuance of the Plan. The Board of Directors of the Company may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the 2005 Incentive Plan; provided, however, that (i) no amendment that requires stockholder approval in order for the 2005 Incentive Plan and any awards under the 2005 Incentive Plan to continue to comply with Sections 162(m), 421, and 422 of the Code or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s stockholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board of Directors of the Company regarding amendment or discontinuance of the 2005 Incentive Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the 2005 Incentive Plan without the consent of the affected participant.
Plan Benefits. Future benefits under the 2005 Incentive Plan are not currently determinable.
Federal Income Tax Consequences. The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2005 Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.
New Law Affecting Deferred Compensation. In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code and, to the extent the 2005 Incentive Plan is subject to and does not comply with Section 409A of the Code with respect to any such award, the 2005 Incentive Plan may be amended to the extent necessary.
Incentive Stock Options. A participant will not recognize income at the time an incentive option is granted. When a participant exercises an incentive option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the common shares with respect to which the participant’s incentive options are exercisable for the first time during any year exceeds $100,000, the incentive options for the common shares over $100,000 will be treated as nonqualified options, and not incentive options, for federal tax purposes, and the participant will recognize income as if the incentive options were nonqualified options.
In addition to the foregoing, if the fair market value of the common shares received upon exercise of an incentive option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any common shares acquired by exercise of an incentive option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive option was granted or one year after the common shares were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of common shares acquired by exercise of an incentive option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.
If the participant disposes of common shares acquired by exercise of an incentive option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the common shares is greater than the fair market value of the common shares on the exercise date, then the difference between the incentive option’s exercise price and the fair market value of the common shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the common shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the common shares will be treated as capital gain. However, if the price received for common shares acquired by exercise of an incentive option is less than the fair market value of the common shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the common shares.
Non-qualified Stock Options. A participant generally will not recognize income at the time a non-qualified option is granted. When a participant exercises a non-qualified option, the difference between the option price and any higher market value of the common shares on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for common shares acquired under a non-qualified option will be equal to the option price paid for such common shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of common shares acquired by exercise of a non-qualified option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.
Special Rule if Option Price is Paid for in Common Shares. If a participant pays the exercise price of a non-qualified option with previously-owned shares of the Company’s common shares and the transaction is not a disqualifying disposition of common shares previously acquired under an incentive option, the common shares received equal to the number of common shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these common shares received will be equal to the participant’s tax basis and holding period for the common shares surrendered. The common shares received in excess of the number of common shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these common shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.
If the use of previously acquired common shares to pay the exercise price of a non-qualified option constitutes a disqualifying disposition of common shares previously acquired under an incentive option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the common shares surrendered, determined at the time such common shares were originally acquired on exercise of the incentive option, over the aggregate option price paid for such common shares. As discussed above, a disqualifying disposition of common shares previously acquired under an incentive option occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the common shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.
Restricted Stock. A participant who receives Restricted Stock generally will recognize as ordinary income the excess, if any, of the fair market value of the common shares granted as Restricted Stock at such time as the common shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such common shares. However, a participant who receives Restricted Stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the common shares to recognize ordinary income on the date of transfer of the common shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such common shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to common shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income.
Stock Appreciation Rights. Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.
In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.
Section 409A of the Code will not apply to a SAR if: (i) the SAR exercise price is not less than the fair market value of the Company’s stock at the time the SAR is granted; (ii) the Company’s stock is traded on an established securities market; (iii) upon exercise of the SAR, the participant can only receive common stock of the Company and (iv) the SAR does not include any deferral feature other than the deferral of income from the grant date until the exercise date.
Other Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.
Federal Tax Withholding. Any ordinary income realized by a participant upon the exercise of an award under the 2005 Incentive Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”).

To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for common shares, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the common shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations.
Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the common shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year.
Deferred compensation that is subject to Section 409A of the Code is subject to federal income tax withholding if it does not conform with the requirements of Section 409A of the Code by January 1, 2006.
Special Withholding Rules for Incentive Options Exercised During the Holding Period. According to Internal Revenue Service (“IRS”) Notice 2002-47, 2002-28 I.R.B. 97, the IRS’ current position is that it will not (i) assess FICA or FUTA taxes upon the exercise of an incentive option or the disposition of stock acquired by an employee pursuant to the exercise of an incentive option, and (ii) will not treat the exercise of an incentive option, or the disposition of stock acquired by an employee pursuant to the exercise of an incentive option, as subject to federal income tax withholding. However, to the extent that a participant recognizes ordinary income due to the sale of common shares acquired by the exercise of an incentive option, the participant still must include compensation in income relating to the disposition of common shares acquired by the exercise of an incentive option. In addition, the Company must report on Form W-2 any payment to an employee (or former employee) that is at least $600 in a calendar year, even if the payment is not subject to federal income tax withholding.
Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.
Million Dollar Deduction Limit and Other Tax Matters. The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company intends that benefits in the form of stock options, performance awards, stock appreciation rights, performance-based restricted stock and restricted stock units and performance based cash payments under other awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.
If an individual’s rights under the plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

The board of directors recommends a vote FOR approval of the 2005 Incentive Plan.
Other Matters
The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.
BOARD AND COMMITTEE MATTERS
Board of Directors
The business affairs of the Company are managed under the direction of the board of directors. The board of directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval by the board of directors. It also holds special meetings as required from time to time when important matters arise requiring action between scheduled meetings. The board of directors met seven times during the 2004 fiscal year. Each director participated in at least 75% or more of the total number of meetings of the board of directors.
Director Independence
The board of directors has determined that each director other than Joseph M. Grant, George F. Jones, Jr., Peter B. Bartholow and Larry A. Makel qualifies as an “Independent Director” as defined in the Nasdaq Stock Market listing standards and as further defined by recent statutory and rule changes.
Committees of the Board of Directors and Meeting Attendance
The board of directors had four standing committees during 2004.

•	Executive Committee. The Executive Committee has the power to act on behalf of the board of directors and to direct and manage the business and affairs of the Company whenever the board of directors is not in session. Executive Committee members are James R. Holland, Jr. (Chairman), Joseph M. Grant, Frederick B. Hegi, Jr., Larry A. Makel, and Robert W. Stallings. During 2004, the Executive Committee met four times. All members of the Executive Committee participated in at least 75% of all meetings.

•	Nominating Committee. The Nominating Committee is comprised of the Independent members of the Executive Committee, which are James R. Holland, Jr. (Chairman), Frederick B. Hegi, Jr. and Robert W. Stallings. The Nominating Committee evaluates and recommends candidates for election as directors, makes recommendations concerning the size and composition of the board of directors, develops and implements the Company’s corporate governance policies, develops specific criteria for director independence and assesses the effectiveness of the board of directors. Each member of the Nominating Committee is an independent director. The Company’s board of directors has adopted a charter for the Nominating Committee.

In evaluating and determining whether to nominate a candidate for a position on the Company’s board of directors, the Nominating Committee considers high professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Nominating Committee utilizes a variety of methods. The Nominating Committee regularly assesses the size of the board of directors, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the board of directors. Candidates may come to the attention of the Nominating Committee from current directors, stockholders, professional search firms, officers or other persons. The Nominating Committee will review all candidates in the same manner regardless of the source of the recommendation. The Nominating Committee met once during 2004 and all members were present.

•	Audit Committee. The Company has an Audit Committee composed of Independent directors that reviews the professional services and independence of the Company’s independent registered public accounting firms and its accounts, procedures and internal controls. The board of directors has adopted a written charter for the Audit Committee. The Audit Committee recommends to the board of directors the firm selected to be the Company’s independent registered public accounting firms and monitors the performance of such firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent registered public accounting firms the Company’s annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on the Company that may be brought to its attention by management, the independent registered public accounting firms or the board of directors, and evaluates all of the Company’s public financial reporting documents. The Audit Committee is composed of four Independent directors: Walter W. McAllister III (Chairman), Steve Rosenberg, Robert W. Stallings, and Ian J. Turpin. During 2004, the Audit Committee met ten times. All members of the Audit Committee participated in at least 75% of all meetings.

Audit Committee Financial Expert. The board of directors has determined that each of the four audit committee members is financially literate under the current listing standards of the Nasdaq. The board of directors also determined that all members qualify as “audit committee financial experts” as defined by the Securities and Exchange Commission (“SEC”) rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

•	Human Resources Committee. The Human Resources Committee is empowered to advise management and make recommendations to the board of directors with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The Human Resources Committee also administers the Company’s incentive stock option plans for officers and key employees and the Company’s incentive bonus programs for executive officers and employees. The Human Resources Committee members are Frederick B. Hegi, Jr. (Chairman), James R. Erwin, Lee Roy Mitchell, and John C. Snyder. During 2004, the Human Resources Committee met four times. All members of the Human Resources Committee are independent directors and participated in at least 75% of all meetings.

Directors’ Compensation
Directors receive $500 per meeting for board meetings and committee meetings. Committee chairs receive an additional $1,000 per year. Upon election to the board of directors each year, directors are awarded options to purchase 4,000 shares of the Company’s common stock. The options are exercisable at the market price on the date of grant. Options granted during 2001 through 2003 were fully vested at grant date. Options granted during 2004 were 20% vested at grant date, with the remaining 80% vesting 20% at a time at each anniversary of the grant date. Directors are reimbursed for their travel and reasonable out-of-pocket expenses incurred by them in performing their duties.
Communications With the Board
Stockholders may communicate with the board of directors, including the non-management directors, by sending an e-mail to bod@texascapitalbank.com or by sending a letter to the board of directors,

c/o Corporate Secretary, 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the board or to any specific director to whom the correspondence is directed.
Report of the Audit Committee
The Audit Committee’s primary role is to assist the board of directors in overseeing the Company’s financial reporting process and related matters. The board of directors has adopted a written Amended and Restated Charter of the Audit Committee dated March 16, 2004, a copy of which was filed with last year’s proxy statement. Each member of the Audit Committee is “Independent” as defined in Rule 4200(a)(14) of the listing standards of the Nasdaq Stock Market, Inc.
The Audit Committee has reviewed and discussed with the Company’s management and its independent registered public accounting firms, the audited financial statements of the Company contained in its Annual Report to Stockholders for the year ended December 31, 2004.
The Audit Committee has also discussed with the Company’s independent registered public accounting firms the matters required to be discussed pursuant to SAS 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Standard No. 1 (titled, “Independence Discussions with Audit Committees”), and has discussed with Ernst & Young LLP such independent registered public accounting firms’ independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence.
Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.
This report is submitted on behalf of the Audit Committee.

Walter W. McAllister, Chairperson
Steve Rosenberg
Robert W. Stallings
Ian J. Turpin
Code of Ethics
The Company has adopted a code of ethics that applies to all its employees, including its chief executive officer, chief financial officer and controller. The Company has made the code of ethics available on its website at http://www.texascapitalbank.com.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth information as of March 31, 2005 concerning the beneficial ownership of the Company’s voting common stock by: (a) each director, director nominee and executive officer, (b) each person the Company knows to beneficially own more than 5% of the issued and outstanding shares of a class of common stock, and (c) all of the Company’s executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares they owned, unless otherwise noted.

	Number of Shares of		Percent of Shares of
	Common Stock		Common Stock
Name(1)	Beneficially Owned		Outstanding

Peter B. Bartholow	48,780	(2)	*
C. Keith Cargill	173,284	(3)	*
Leo Corrigan III	108,600	(4)	*
Joseph M. (Jody) Grant	870,086	(5)	3.40%
Frederick B. Hegi, Jr.	219,118	(6)	*
James R. Holland, Jr.	284,636	(7)	1.11%
George F. Jones, Jr.	247,443	(8)	*
Larry A. Makel	144,800	(9)	*
Walter W. McAllister III	45,600	(10)	*
Lee Roy Mitchell	221,818	(11)	*
Steve Rosenberg	41,600	(12)	*
John C. Snyder	343,600	(13)	1.34%
Robert W. Stallings	146,456	(14)	*
James Cleo Thompson, Jr.	181,958	(15)	*
Ian J. Turpin	178,938	(16)	*
All 15 officers and directors as a group	3,256,717		12.59%**

*	Less than 1% of the issued and outstanding shares of the class.

**	Percentage is calculated on the basis of 25,557,896 shares, the total number of shares of voting common stock outstanding on March 31, 2005.

(1)	Unless otherwise stated, the address for each person in this table is 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201.

(2)	Includes 38,780 shares held by Mr. Bartholow and 10,000 shares of common stock that may be acquired upon exercise of options.

(3)	Includes 19,308 shares held by Mr. Cargill and 113,976 shares held by Cargill Lakes Partners, Ltd. Mr. Cargill is the President of Cargill Lakes Partners’ general partner, Cargill Lakes, Inc. Includes 40,000 shares of common stock that may be acquired upon exercise of options.

(4)	Includes 33,000 shares of common stock, held by Corrigan Securities, Inc., of which Mr. Corrigan is President, and 62,000 shares held by Corrigan Holdings, Inc., of which Mr. Corrigan is President. Includes 13,600 shares that may be acquired upon exercise of options.

(5)	Includes 70,000 shares that may be acquired upon exercise of options and 738,086 shares held by Mr. Grant. Also includes 62,000 shares which are currently held in irrevocable trusts and of which Mr. Grant disclaims beneficial ownership.

(6)	Includes 137,132 shares held by Valley View Capital Corp. Retirement Savings Trust for the benefit of Mr. Hegi, 24,252 shares held by the F.B. Hegi Trust of which Mr. Hegi is the beneficiary, and

44,134 shares held directly by Mr. Hegi. Includes 13,600 shares that may be acquired upon exercise of options.

(7)	Includes 271,036 shares held by Hunt Capital Partners, L.P. of which Mr. Holland is President and Chief Executive Officer. Also includes 13,600 shares that may be acquired upon exercise of options that are issued in the name of Hunt Capital Group, LLC of which Mr. Holland is Chief Executive Officer.

(8)	Includes 140,918 shares held by G & M Partners Ltd., of which Mr. Jones is the Managing General Partner, 46,525 shares held directly by Mr. Jones, and 50,000 shares that may be acquired upon exercise of options.

(9)	Includes 107,198 shares held by The Makel Family Partnership, 1995, Ltd. of which Mr. Makel is the General Partner, 24,002 shares held by Mr. Makel, and 13,600 shares that may be acquired upon the exercise of options.

(10)	Includes 32,000 shares held directly by Mr. McAllister and 13,600 shares that may be acquired upon the exercise of options.

(11)	Includes 208,218 shares held by T&LRM Family Partnership Ltd. Mr. Mitchell is the Chief Executive Officer of PBA Development, Inc., which is the general partner of T&LRM. Also includes 13,600 shares that may be acquired upon exercise of options.

(12)	Includes 28,000 shares held by Mr. Rosenberg and 13,600 shares that may be acquired upon exercise of options.

(13)	Includes 180,000 shares held by Snyder Family Investments, L.P., of which Snyder Operating Company LLC is the general partner. Mr. Snyder is the President of Snyder Operating Company LLC. Also, includes 90,000 shares of common stock, held by the NTS/ JCS Charitable Remainder Unitrust, of which Mr. Snyder is the trustee and 13,600 shares that may be acquired upon exercise of options. Also includes 60,000 shares of common stock, held by the Nancy and John Snyder Foundation. Mr. Snyder disclaims beneficial ownership of the shares held by the Nancy and John Snyder Foundation.

(14)	Includes 132,856 shares of common stock and 13,600 shares that may be acquired upon exercise of options.

(15)	Includes 38,218 shares held by Mr. Thompson, 42,040 shares held by Big T Investments, of which Mr. Thompson is the principal, and 74,080 shares held by J. Cleo Thompson Life Estate Trust, of which Mr. Thompson is the beneficiary. Also includes 26,020 shares of common stock that are held by the Jean Christine Thompson Trust II and of which Mr. Thompson disclaims beneficial ownership. Also includes 1,600 shares that may be acquired upon exercise of options.

(16)	Includes 13,792 shares held by Mr. Turpin, 13,614 shares held by Windermere LP, an entity of which Mr. Turpin can be deemed a controlling person, and 137,932 shares held by LBJ Capital, L.P., an entity of which Mr. Turpin can be deemed a controlling person. Also includes 13,600 shares that may be acquired upon exercise of options.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows, for the years ending December 31, 2004, 2003 and 2002, the cash compensation paid and other compensation paid or accrued to the Chief Executive Officer and each of the Company’s three other most highly compensated executive officers (the “Named Executives”).

				Awards
						Payouts
					Securities
				Restricted	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Stock(1)	Options/SARs	Compensation

Joseph M. (Jody) Grant	2004	$300,000	$145,000	$0	0	$0
Chairman and Chief Executive	2003	$279,167	$55,000	$0	0	$0
Officer	2002	$275,000	$0	$652,508	0	$0
George F. Jones, Jr	2004	$275,000	$128,000	$0	0	$0
President and Chief Executive	2003	$254,167	$50,000	$0	0	$0
Officer of Texas Capital Bank	2002	$238,542	$0	$580,000	0	$0
Peter B. Bartholow	2004	$250,000	$100,000	$0	0	$0
Chief Financial Officer	2003	$59,688	$0	$698,750	50,000	$62,500	(2)
C. Keith Cargill	2004	$220,000	$83,200	$0	0	$0
Executive Vice President	2003	$203,333	$37,250	$0	0	$0
and Chief Lending Officer	2002	$187,542	$0	$362,500	0	$0
of Texas Capital Bank

(1)	Represents shares of common stock underlying Restricted Stock Units (“RSUs”) granted to the Named Executives in 2002. The values of RSUs shown above are based on the market value of underlying shares of common stock on the grant date of the RSUs. Each RSU converts into one share of unrestricted common stock upon vesting. All RSUs vest in 2008, subject to early-vesting if stock price targets for the common stock are met. RSUs do not receive any dividends. At December 31, 2004, Mr. Grant held 45,000 RSUs valued at $972,900, Mr. Jones held 40,000 RSUs valued at $864,800, Mr. Bartholow held 25,000 RSUs valued at $540,500, and Mr. Cargill held 25,000 RSUs valued at $540,500. These values are based on the market value of underlying shares of common stock on December 31, 2004.

(2)	Consulting fees paid prior to Mr. Bartholow’s employment.
Fiscal Year-End Option/ SAR Values
The Named Executives did not exercise any of their options during 2004. The following table sets forth the number and value of options that the Named Executives owned as of December 31, 2004:

	Number of Securities
	Underlying Unexercised			Value of Unexercised
	Options/SARs			In-The-Money Options/SARs
	at Fiscal Year-End(1)			at Fiscal Year-End(1)

Name	Exercisable		Unexercisable	Exercisable	Unexercisable

Joseph M. (Jody) Grant	70,000	(2)	0	$1,075,900	$0
Peter B. Bartholow	10,000	(3)	40,000	$133,700	$534,800
George F. Jones, Jr.	50,000	(2)	0	$768,500	$0
C. Keith Cargill	40,000	(2)	0	$614,800	$0

(1)	Value of options based on a fair market value per share of $21.62, which is based upon the price as of December 31, 2004.

(2)	Options issued on October 1, 1998 of which all are currently exercisable with an exercise price of $6.25 per share.

(3)	Options issued on July 9, 2003, of which one-fifth is currently exercisable and an additional one-fifth of which vests on July 9, 2005 with an exercise price of $8.25 per share.

Non-director Management Biography
Set forth below is the biography of the Company’s executive officer who is not a member of its board of directors, and his age and positions as of the date of this Proxy Statement.
C. Keith Cargill (52) has served as an Executive Vice President and Chief Lending Officer of the Bank since its inception in December 1998. Mr. Cargill has more than 20 years of banking experience. He began his banking career at Texas American Bank in 1977, where he was the manager of the national corporate lending division of the flagship bank in Fort Worth. In 1985, Mr. Cargill became President and Chief Executive Officer of Texas American Bank/ Riverside, Ft. Worth. In 1989, Mr. Cargill joined NorthPark National Bank as an Executive Vice President and Chief Lending Officer. When NorthPark was acquired by Comerica Bank in 1993, Mr. Cargill joined Comerica as Senior Vice President and middle market banking manager.
Human Resources Committee Report on Executive Compensation
During 2004, the Human Resources Committee of the board of directors consisted of the four directors whose names appear below. Each member of the Human Resources Committee is an “Independent director” as defined in Rule 4200(a)(14) of the Nasdaq Stock Market, Inc. This report describes the elements of the Company’s executive officer compensation programs and the basis on which 2004 compensation determinations were made by the Human Resources Committee with respect to the executive officers of the Company, including the Named Executives.
The Human Resources Committee has the following goals for compensation programs impacting the executive officers of the Company and the Bank:

•	to provide motivation for the executive officers and to enhance stockholder value by linking their compensation to the value of common stock,

•	to retain the executive officers who have led the Company and the Bank,

•	to allow the Company and the Bank to attract high quality executive officers in the future by providing total compensation opportunities consistent with those provided in the industry and commensurate with the Company’s and the Bank’s level of performance, and

•	to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average.
The executive compensation package available to executive officers is composed of (a) base salary, (b) annual bonus awards, and (c) long-term incentive compensation, including options and stock awards. In order to more effectively retain the Company’s senior executive officers, the Company determined it was in the best interest of the Company to continue to enter into employment agreements with these officers. Upon expiration of their existing employment agreements, in December 2004 the Company entered into new Employment Agreements with Joseph M. Grant, George F. Jones, Jr., Peter B. Bartholow and C. Keith Cargill. All are members of the Company’s executive management team. The Employment Agreements have a term of two years, subject to renewal and have a compensation package that includes a base salary and bonus. Also, as part of the compensation paid, each executive will be eligible to participate in the employee benefit programs and receive other perquisites generally available to the Company’s other employees holding positions similar to that of the executives.
The Human Resources Committee regularly reviews the Company’s compensation programs to ensure that remuneration levels and incentive opportunities are competitive and reflect performance. Factors taken into account in assessing the compensation of individual officers include the officer’s performance and contribution to the Company, experience, strategic impact, external equity or market value, internal equity or fairness, and retention priority. The various components of the compensation programs for executive officers are discussed below.
Base Salary. In determining salary levels, the Human Resources Committee considers the entire compensation package for executive officers, including the equity compensation provided under stock plans. The Company intends for the salary levels to be consistent with competitive practices of comparable institutions and each executive’s level of responsibility. The Human Resources Committee determines the level of any salary increase to take effect at the beginning of each fiscal year after reviewing (a) the qualifications, experience and performance of the executive officers, (b) the compensation paid to persons having similar duties and responsibilities in other institutions, and (c) the size of the bank and the complexity of its operations. The Human Resources Committee consulted a survey of compensation paid to executive officers performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions. The Human Resources Committee reviews, and if deemed appropriate, adjusts the base salaries of the Company’s executive officers on a yearly basis.
Annual Bonus Awards. In determining bonus awards, the Human Resources Committee considers the entire compensation package of the executive officers. The bonus awards are intended to be consistent with each executive officer’s level of responsibility and with the competitive practices of comparable financial institutions. The Human Resources Committee met during the year to determine bonus compensation paid to the executive officers of the Company and the Bank during 2004 for 2003 performance. The overall bonus pool is determined based on the Company’s profitability and achievement of planned profitability. In 2004, Mr. Grant received a bonus of $145,000, Mr. Jones received a bonus of $128,000 and Mr. Cargill received a bonus of $83,200.
Long-term Incentive Compensation. The Company maintains its 1999 Omnibus Stock Plan under which employees may receive discretionary grants and awards as determined and awarded solely in the discretion of the Human Resources Committee and approved by the full board. The Human Resources Committee believes that stock ownership is a significant incentive in aligning the interests of employees and stockholders and building stockholder value. In September 2002, the Company granted restricted stock awards to the following officers: 90,000 shares to Joseph M. Grant, 80,000 shares to George Jones and 50,000 shares to C. Keith Cargill. In October 2003, the Company granted a restricted stock award to Peter B. Bartholow of 53,750 shares. Seventy-five percent of the shares of restricted stock have vested as of March 31, 2005. However, as a result of certain deferral agreements, delivery of some shares has been deferred beyond the vesting date. Pursuant to Mr. Grant’s deferral agreement, he will receive 67,500 shares on August 2, 2008. However, these shares have been issued and are being held in a trust of which Mr. Grant does not have beneficial ownership. Mr. Jones received 12,000 shares in 2003 and 28,000 shares in 2004. Mr. Bartholow received 28,750 shares in 2004. Mr. Cargill received 7,500 shares in 2003 and 17,500 shares in 2004. In accordance with APB 25, compensation expense is recognized for the performance-based awards of restricted stock granted under the 1999 Omnibus Stock Plan. The Company expensed approximately $765,000, $430,000 and $91,000 during 2004, 2003 and 2002, respectively, related to these stock awards.
Compensation of the Chief Executive Officer. After taking into consideration the factors discussed above, the Human Resources Committee entered into an Employment Agreement with Mr. Grant in December 2004 which set his base salary at $300,000. Pursuant to a deferral agreement, 67,500 of the restricted stock shares granted to Mr. Grant will be delivered on August 2, 2008.
The Human Resources Committee does not currently intend to award compensation that would result in a limitation on the deductibility of a portion of such compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, other than awards that may be made under the 1999 Omnibus Stock Plan; however, the Human Resources Committee may in the future decide to authorize other compensation in excess of the limits of Section 162(m) if it determines that such compensation is in the best interest of the Company.
This report is submitted on April 6, 2005 by the members of the Human Resources Committee:

Frederick B. Hegi, Jr., Chairperson
James R. Erwin
Lee Roy Mitchell
John C. Snyder
Human Resources Committee Interlocks and Insider Participation
None of the executive officers of the Company or the Bank serves on the Human Resources Committee of the board of directors of the Company or any Human Resources Committee of any other company.
Indebtedness of Management and Transactions With Certain Related Persons
In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to the Bank’s and the Company’s officers, directors and employees. The Bank makes all loans to executive officers and directors in the ordinary course of business, on substantially the same terms as those with other customers.
In June 2003, the Company committed to invest up to $500,000 in Blue Sage Investments, LP, a limited partnership approved as a Small Business Investment Company by the U.S. Small Business Administration and has invested approximately $100,000 as of December 31, 2004. Blue Sage Investments may be considered to be an affiliate of Ian J. Turpin, a member of the Company’s board of directors.
In June 2003, the Company relocated its Austin office to a building owned by a company that may be considered to be an affiliate of Ian J. Turpin, a member of the Company’s board of directors. The lease expense is approximately $145,000 annually.
Larry A. Makel, a member of the Company’s board of directors and its Corporate Secretary, is a partner in the law firm Patton Boggs LLP. The Company retains Patton Boggs LLP on a regular basis to perform legal services.
The Company has entered into indemnification agreements with each of its directors and officers, which may be broader than the specific indemnification provisions contained in its certificate of incorporation, bylaws or under Delaware law. These indemnification agreements may require the Company, among other things, to indemnify its officers and directors against liabilities that may arise by reason of their status or service as directors or officers. These indemnification agreements also may require the Company to advance any expenses incurred by the Company’s directors or officers as a result of any proceeding against them as to which they could be indemnified. As of the date of this filing, there is no pending litigation or proceeding involving any of the Company’s directors, officers, employees or agents in which indemnification by it is sought, nor is the Company aware of any threatened litigation or proceeding that may result in a claim for indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in certain circumstances.

Stock Performance Graph
The following table and graph sets forth the cumulative total stockholder return for the Company’s common stock beginning on August 12, 2003, the date of the Company’s initial public offering compared to an overall stock market index (Russell 2000 Index) and the Company’s peer group index (Nasdaq Bank Index). The Russell 2000 Index and Nasdaq Bank Index are based on total returns assuming reinvestment of dividends.

	August 12,	December 31,	December 31,
	2003	2003	2004

TCBI	$100.00	$131.64	$196.55
Russell 2000 Index	100.00	119.82	141.72
Nasdaq Bank Index	100.00	114.54	129.93
The stock performance graph assumes $100.00 was invested on August 12, 2003.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. During 2004, based solely on the Company’s review of theses reports, it believes that the Company’s Section 16(a) reports were filed timely by its executive officers and directors, except for Messrs. Corrigan, Erwin, Makel and Turpin who each filed a late Form 4.

Equity Compensation Plan Information

	Number of		Number of
	Securities To Be		Securities
	Issued Upon	Weighted Average	Remaining
	Exercise of	Exercise Price of	Available for
	Outstanding	Outstanding	Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders	2,789,480	$8.98	563,220
Equity compensation plans not approved by security holders(1)	84,274	6.80	—

Total	2,873,754	$8.92	563,220

(1)	Refers to deferred compensation agreement.
AUDITOR FEES AND SERVICES
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.
Fees for professional services provided by the Company’s independent registered public accounting firms in each of the last two fiscal years, in each of the following categories (in thousands) are:

	2004	2003

Audit fees	$521	$432
Audit-related fees	19	25
Tax fees	90	91

	$630	$548

Fees for audit services include fees associated with the audit of the Company’s annual consolidated financial statements, the reviews of the consolidated financial statements included in the Company’s Forms 10-Q and the review of its Form S-3 filed during 2002 and amended during 2003, accounting consultations and management’s assertions regarding effective internal controls in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and Federal Deposit Insurance Corporation Improvement Act. Audit-related fees included but are not limited to procedures required by the Federal Home Loan Bank in 2003 and 2004. Tax fees included various federal, state and local tax services.
Pre-approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related and tax services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting.

ADDITIONAL INFORMATION
Stockholder Nominees for Director
Stockholders may submit nominees for director in accordance with the Company’s bylaws. Nominations for director for the 2006 annual meeting of stockholders must be delivered no later than 180 days nor more than 270 days prior to the 2006 annual meeting of stockholders. Nominations should be directed to: Texas Capital Bancshares, Inc., 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201, Attn: Secretary.
Stockholder Proposals for 2006
Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of stockholders in 2006 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company at the following address: Texas Capital Bancshares, Inc., 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201, Attn: Secretary, no later than December 2005.
Advance Notice Procedures
Under the Company’s Bylaws, no business may be brought before an annual meeting unless it is brought before the meeting by or at the direction of the Board or by a stockholder who has delivered timely notice to the Company. Such notice must contain certain information specified in the Bylaws and be delivered no later than 180 days nor more than 270 days prior to the meeting to the following address: Texas Capital Bancshares, Inc., 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201, Attn: Secretary. These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.
Annual Report
A copy of the Company’s 2004 Annual Report to Stockholders accompanies this proxy statement. This report is not part of the proxy solicitation materials.
Upon written request, the Company will furnish to any stockholder without charge a copy of its annual report on Form 10-K for the year ended December 31, 2004. Such written requests should be directed to Texas Capital Bancshares, Inc., 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201, Attn: Secretary.

EXHIBIT A
TEXAS CAPITAL BANCSHARES, INC.
2005 LONG-TERM INCENTIVE PLAN
The Texas Capital Bancshares, Inc. 2005 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of Texas Capital Bancshares, Inc., a Delaware corporation (the “Company”), effective as of May 17, 2005, subject to approval by the Company’s stockholders.
ARTICLE 1
PURPOSE
The purpose of the Plan is to attract and retain the services of key employees, key contractors, key consultants and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, whether granted singly, or in combination, or in tandem, that will

(a) increase the interest of such persons in the Company’s welfare;

(b) furnish an incentive to such persons to continue their services for the Company; and

(c) provide a means through which the Company may attract able persons as Employees, Contractors, Consultants and Outside Directors.
With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.
ARTICLE 2
DEFINITIONS
For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
2.1     “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Reload Option, Restricted Stock, SAR, Restricted Stock Units, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).
2.2     “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
2.3     “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.
2.4     “Board” means the board of directors of the Company.
2.5     “Change in Control” means any of the following, except as otherwise provided herein:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 51% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 51% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes hereof:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the 1934 Act.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the 1934 Act.
“Person” shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
Notwithstanding the foregoing provisions of this Section 2.5, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.6     “Code” means the Internal Revenue Code of 1986, as amended.
2.7     “Committee” means the Human Resources Committee of the Board, unless the Board appoints or designates a different committee to administer the Plan in accordance with Article 3 of this Plan.
2.8     “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.
2.9     “Company” means Texas Capital Bancshares, Inc., a Delaware corporation, and any successor entity.
2.10     “Consultant” means any person, other than an Employee or a Contractor, performing advisory or consulting services for the Company or a Subsidiary, with or without compensation, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.
2.11     “Contractor” means any person, who is not an Employee or Consultant, performing services for the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.
2.12     “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.
2.13     “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.
2.14     “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.
2.15     “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.
2.16     “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the 1934 Act or a “covered employee” as defined in Section 162(m)(3) of the Code.
2.17     “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.
2.18     “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.
2.19     “Incentive” is defined in Section 2.1 hereof.
2.20     “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
2.21     “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.
2.22     “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
2.23     “Other Award” means an Award issued pursuant to Section 6.9 hereof.
2.24     “Outside Director” means a director of the Company who is not an Employee or a Consultant.
2.25     “Participant” means an Employee, Contractor, Consultant or Outside Director of the Company or a Subsidiary to whom an Award is granted under this Plan.
2.26     “Plan” means this Texas Capital Bancshares, Inc. 2005 Long-Term Incentive Plan, as amended from time to time.
2.27     “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.
2.28     “Performance Goal” means any of the goals set forth in Section 6.10 hereof.
2.29     “Reload Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 8.3(c) hereof.
2.30     “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.
2.31     “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
2.32     “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.
2.33     “Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.

2.34     “SAR” or “stock appreciation right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.
2.35     “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.
2.36     “Stock Option” means a Nonqualified Stock Option, a Reload Stock Option or an Incentive Stock Option.
2.37     “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.
2.38     “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; (iii) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason; or (iv) a Consultant of the Company or a Subsidiary ceases to serve as a Consultant of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes a Consultant, Contractor, or Outside Director or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.38, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
2.39     “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder which prevents the Participant from performing his or her duties of employment for a period of six  (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.39, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
ARTICLE 3
ADMINISTRATION
3.1     General Administration; Establishment of Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Human Resources Committee of the Board, such other committee of the Board as is designated by the Board to administer the Plan, or, if the Board so elects, the Board (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.
Membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.
3.2     Designation of Participants and Awards.
(a) The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.
(b) Notwithstanding Section 3.2(a), the Board may, in its discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees as eligible persons to whom Awards will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Board granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards, and (z) not authorize an officer to designate himself as a recipient of any Award.
3.3     Authority of the Committee. The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.
The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.
With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.
ARTICLE 4
ELIGIBILITY
Any Employee (including an Employee who is also a director or an officer), Contractor, Consultant or Outside Director of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor, Consultant or Outside Director of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors, Consultants or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.
ARTICLE 5
SHARES SUBJECT TO PLAN
5.1     Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is One Million Five Hundred Thousand (1,500,000) shares, 100% of which may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, no Executive Officer may receive in any calendar year (i) Stock Options or SARs relating to more than One Hundred Thousand (100,000) shares of Common Stock, or (ii) Restricted Stock, Restricted Stock Units, Performance Awards or Other Awards that are subject to the attainment of Performance Goals relating to more than One Hundred Thousand (100,000) shares of Common Stock; provided, however, that all such Awards to any Executive Officer during any calendar year shall not exceed an aggregate of more than Two Hundred Thousand (200,000) shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
5.2     Reuse of Shares. To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that previously acquired shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option granted under this Plan, the number of shares of Common Stock available for future Awards under this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Stock Option. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shares surrendered in payment of the exercise price of an option or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of an option shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.
ARTICLE 6
GRANT OF AWARDS
6.1     In General.
(a) The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.
(b) If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.
(c) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
6.2     Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock may equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.
6.3     Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.
6.4     Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan. The provisions of Restricted Stock need not be the same with respect to each Participant.
(a) Legend on Shares. Each Participant who is awarded or receives Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9 of the Plan. Notwithstanding the foregoing, the Company may, at its option and in its sole discretion, retain physical possession of the stock certificate or certificates evidencing such shares of Common Stock until the expiration of the restrictions and conditions relating thereto.
(b) Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed in such shares of

Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

(iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv) Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5     SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.
6.6     Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.
6.7     Performance Awards.
(a) The Committee may grant Performance Awards to any Participant upon such terms and conditions as shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Each Performance Award shall have its own terms and conditions. At the time of the grant of a Performance Award intended to satisfy the requirements of Section 162(m) of the Code (other than a Stock Option) and to the extent permitted under Section 162(m) of the Code and the regulations issued thereunder, the Committee:

(i) shall provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the attained levels of the Performance Goals which result from specified corporate transactions, extraordinary events, accounting changes and other similar occurrences, so long as those transactions, events, changes and occurrences were not certain at the time the Performance Goal was initially established and the amount of the Performance Award for any Participant is not increased, unless the reduction in the Performance Goals would reduce or eliminate the amount of the Performance Award, and the Committee determines not to make such reduction; and

(ii) may provide for the manner in which the Performance Goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences, to the extent those transactions, events, changes and occurrences have a positive effect on the attained levels of the Performance Goals, so long as the Committee’s actions do not increase the amount of the Performance Award for any Participant.

The determination of the amount of any reduction in the Performance Goals shall be made by the Committee in consultation with the Company’s independent auditor or compensation consultant. With respect to a Performance Award that is not intended to satisfy the requirements of Section 162(m) of the Code, if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.
(b) Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

6.8     Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.
6.9     Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.
6.10     Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria within the meaning of Section 162(m) of the Code that consist of one or more or any combination of the following criteria: growth in interest income and expense; net interest margin; efficiency ratio; growth in non-interest income and non-interest expense and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (including, fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity EA/FTE, pre-tax income/FTE); credit quality measures; return on assets; return on equity; economic value of equity EVE; compliance ratings; internal controls; enterprise risk measures (including interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.
6.11     Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.
ARTICLE 7
AWARD PERIOD; VESTING
7.1     Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.
7.2     Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.
ARTICLE 8
EXERCISE OR CONVERSION OF INCENTIVE
8.1     In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.
8.2     Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.
8.3     Exercise of Stock Option.
(a) In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.
(b) Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option with an Option Price equal to the value of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.
(c) Reload Stock Options. In the event that shares of Common Stock are delivered by a Participant in payment of all or a portion of the exercise price of a Stock Option as set forth in Section 8.3(b) above and/or shares of Common Stock are delivered to or withheld by the Company in satisfaction of the Company’s tax withholding obligations upon exercise in accordance with Section 15.6 hereof, then, subject to Article 10 hereof, the Committee may authorize the automatic grant to a Participant so exercising a Nonqualified Stock Option, a replacement Nonqualified Stock Option, and to a Participant so exercising an Incentive Stock Option, a replacement Incentive Stock Option (in either case, a “Reload Stock Option”), to purchase that number of shares so delivered to or withheld by the Company, as the case may be, at an option exercise price equal to the Fair Market Value per share of the Common Stock on the date of exercise of the original Stock Option (subject to the provisions of the Plan regarding Incentive Stock Options and, in any event not less than the par value per share of the Common Stock). The option period for a Reload Stock Option will commence on its Date of Grant and expire on the expiration date of the original Stock Option it replaces (subject to the provisions of the Plan regarding Incentive Stock Options), after which period the Reload Stock Option cannot be exercised. The Date of Grant of a Reload Stock Option shall be the date that the Stock Option it replaces is exercised. A Reload Stock Option shall automatically vest and be exercisable in full after the expiration of six (6) months from its Date of Grant. It shall be a condition to the grant of a Reload Stock Option that promptly after its Date of Grant, a stock option agreement shall be delivered to the Participant and executed by the Participant and the Company which sets forth the total number of shares subject to the Reload Stock Option, the option exercise price, the option period of the Reload Stock Option and such other terms and provisions as are consistent with the Plan.
(d) Issuance of Certificate. Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.
(e) Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Company.
8.4     SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Company setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(i) cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

(ii) that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(iii) the Company may settle such obligation in part with shares of Common Stock and in part with cash.
The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.
8.5     Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.
ARTICLE 9
AMENDMENT OR DISCONTINUANCE
Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections; shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.
ARTICLE 10
TERM
The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on May 17, 2015, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.
ARTICLE 11
CAPITAL ADJUSTMENTS
In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4 of the Plan, and (vi) the number of or

SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award. Notwithstanding the foregoing, no such adjustment or cash payment shall be made or authorized to the extent that such adjustment or cash payment would cause the Plan or any Stock Option to violate Section 422 of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.
Upon the occurrence of any such adjustment or cash payment, the Company shall provide notice to each affected Participant of its computation of such adjustment or cash payment which shall be conclusive and shall be binding upon each such Participant.
ARTICLE 12
RECAPITALIZATION, MERGER AND CONSOLIDATION
12.1     No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
12.2     Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.
12.3     Exchange or Cancellation of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.
12.4     Cancellation of Incentives. Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a) giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares and, permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

(b) in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(c) An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.
ARTICLE 13
LIQUIDATION OR DISSOLUTION
Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 14
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES
Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, consultants, contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors, Consultants or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.
ARTICLE 15
MISCELLANEOUS PROVISIONS
15.1     Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.
15.2     No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.
15.3     Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.
15.4     Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
15.5     Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
15.6     Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 15.6, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.
15.7     Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.7 that is not required for compliance with Section 422 of the Code.
Except as otherwise provided herein, Nonqualified Stock Options and SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.7.
15.8     Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.
15.9     Legend. In the event the Company physically transfers certificates representing shares of Restricted Stock to a Participant, each certificate representing such shares of Restricted Stock shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Texas Capital Bancshares, Inc. 2005 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”
The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”
A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

**************
IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of                     , 2005, by its Chief Executive Officer and Secretary pursuant to prior action taken by the Board.

TEXAS CAPITAL BANCSHARES, INC.

By:

Joseph M. Grant,
Chairman and Chief Executive Officer
Attest:

REVOCABLE PROXY
TEXAS CAPITAL BANCSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2005, 10:00 AM
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Joseph M. Grant and Peter B. Bartholow, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of preferred stock and common stock of Texas Capital Bancshares, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders, on Tuesday May 17, 2005 at 10:00 AM at the offices of Texas Capital Bank, National Association at 2100 McKinney Avenue, 9th Floor, Dallas, Texas 75201, and at any and all adjournments thereof, as set forth below.
This proxy is revocable and will be voted as directed, but if no instructions are specified, the proxy will be voted:

•	FOR the nominees for director specified

•	FOR approval of the 2005 Long-Term Incentive Plan
If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, the proxy will be voted by those named in this proxy in their discretion. At the present time, the board of directors knows of no other business to be presented at the annual meeting.
(Continued and to be signed on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR
☒ Please mark your votes as indicated
Election as Directors of all Nominees (except as marked by ~~striking through~~ the Nominee’s name below):

☐ FOR ALL NOMINEES EXCEPT AS INDICATED	☐ VOTE WITHHELD FROM ALL NOMINEES

Peter B. Bartholow Leo Corrigan, III	Joseph M. (Jody) Grant Frederick B. Hegi, Jr. James R. Holland, Jr.	George F. Jones, Jr. Larry A. Makel Walter W. McAllister III	Lee Roy Mitchell Steven P. Rosenberg, Jr. John C. Snyder	Robert W. Stallings James C. Thompson, Jr. Ian J. Turpin
Approval of the 2005 Long-Term Incentive Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN
Please complete, date, sign, and promptly mail this proxy in the enclosed postage-paid envelope. Please sign exactly as your name appears on the label on the reverse side of this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

The Undersigned acknowledges receipt from Texas Capital Bancshares, Inc. prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders dated April 15, 2005, a Proxy Statement dated April 15, 2005, and the Annual Report on Form 10-K for the year ended December 31, 2004.

Signature of Stockholder	Date

Signature of Stockholder	Date